UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2004

Mercury Interactive Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-22350	77-0224776
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

379 North Whisman Road, Mountain View, California 94043

(Address of Principal Executive Offices)

(650) 603-5200

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Items and Regulation FD Disclosure.

On July 28, 2004, Mercury Interactive Corporation issued a press release announcing that its Board of Directors has authorized the company to repurchase up to $400 million of its common stock. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1    Press release dated July 28, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2004	MERCURY INTERACTIVE CORPORATION

	By:	/s/ Susan J. Skaer
	Name:	Susan J. Skaer
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	The following exhibit is furnished herewith: Press release dated July 28, 2004